Exhibit 99.(j)(2)

TRIBUTARY FUNDS, INC.

(the “Company”)

LIMITED POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Megan E. Garcy, Secretary of the Company, his or her attorney-in fact, with the power of substitution, for him or her in any and all capacities, to sign any post-effective amendments to the registration statement under the Securities Act of 1933, as amended, (Registration No. 033-85982) and/or the Investment Company Act of 1940, as amended, (Registration No. 811-08846), whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all appropriate state or federal regulatory authorities. The undersigned hereby ratifies and confirms all that the aforenamed attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 22nd day of May 2012.

/s/ John J. McCartney
John J. McCartney
Director

/s/ Gary D. Parker
Gary D. Parker
Director

/s/ Robert A. Reed
Robert A. Reed
Director

/s/ Stephen R. Frantz
Stephen R. Frantz
President and Chairman of the Board of Directors